Exhibit 99.1

DANAHER REPORTS THIRD QUARTER 2009 RESULTS

WASHINGTON, D.C., October 22, 2009 — Danaher Corporation (NYSE:DHR) announced today that GAAP net earnings for the quarter ended October 2, 2009 were $351 million, or $1.05 per diluted share, a 5.5% decrease as compared to the Company’s 2008 third quarter GAAP net earnings of $372 million, or $1.11 per diluted share. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation, adjusted net earnings for the quarter ended October 2, 2009 were $299 million or $0.89 per diluted share, a 22% decrease over 2008 third quarter adjusted net earnings of $382 million or $1.14 per diluted share. Sales for the 2009 third quarter were $2.75 billion, 14.5% less than the $3.21 billion reported for the 2008 third quarter. Core revenues declined 14% in the quarter, compared to the third quarter of 2008.

GAAP net earnings for the first nine months of 2009 were $885 million, or $2.66 per diluted share, compared with GAAP net earnings of $1.01 billion, or $3.03 per diluted share for the first nine months of 2008. Sales for the first nine months of 2009 were $8.05 billion compared to $9.52 billion for the first nine months of 2008, a decrease of 15.5%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We were encouraged by the sequential improvement in revenues and our very strong margin and cash flow performance in the quarter. Our free cash flow was $472 million in the quarter, with a free cash flow to net income conversion ratio of 134%. Our focus on capturing market share while also accelerating cost reductions in a difficult economy, coupled with our continued progress in our acquisition efforts, positions us well for the balance of 2009 and beyond.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Investor Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-438-5449 or 719-325-2495 a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 8728742. A replay of the conference call will be available shortly after the conclusion of the call until October 27, 2009 and you can access the replay by dialing 888-203-1112 or 719-457-0820, access code 8728742. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings.”

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Danaher is a diversified technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our portfolio of premier brands is among the most highly recognized in each of the markets we serve. Driven by a foundation provided by the Danaher Business System, our 50,000 associates serve customers in more than 125 countries and generated $12.7 billion of revenue in 2008. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons why we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding cost reduction activities, acquisitions, efforts to increase market share and expectations for the balance of 2009 and future periods and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, the contractions or growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, pension plan costs, commodity costs and surcharges, labor matters, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended October 2, 2009. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax::           (202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Sales	$2,750,693	$3,208,181	$8,052,046	$9,520,950

Operating costs and expenses:
Cost of sales	1,429,736	1,697,611	4,210,211	5,032,365
Selling, general and administrative expenses	782,438	806,424	2,299,756	2,484,783
Research and development expenses	159,040	182,006	478,435	557,976
Other (income) expense	(85,118)	—	(85,118)	—

Total operating expenses	2,286,096	2,686,041	6,903,284	8,075,124

Operating profit	464,597	522,140	1,148,762	1,445,826

Interest expense	(31,842)	(30,218)	(87,228)	(104,741)
Interest income	1,594	1,070	3,385	6,004

Earnings before income taxes	434,349	492,992	1,064,919	1,347,089

Income taxes	(82,986)	(121,000)	(180,150)	(335,144)

Net earnings	$351,363	$371,992	$884,769	$1,011,945

Net earnings per share:
Basic	$1.09	$1.16	$2.78	$3.17

Diluted	$1.05	$1.11	$2.66	$3.03

Average common stock and common equivalent shares outstanding:
Basic	321,093	319,887	318,519	319,307
Diluted	336,268	337,334	334,763	336,619

See the accompanying Notes to Consolidated Condensed Financial Statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended		% Change	Nine Months Ended		% Change
	October 2, 2009	September 26, 2008		October 2, 2009	September 26, 2008
Adjusted Net Earnings

Net Earnings (GAAP)	$351,363	$371,992	-5.5%	$884,769	$1,011,945	-12.6%

Restructuring activities (other than restructuring activities originally budgeted for 2009) approved by the Company totaling $33 million and $67 million pre-tax for the three and nine months ended October 2, 2009, respectively (included as part of the total restructuring charges incurred by the Company of $45 million and $101 million for the three and nine months ended October 2, 2009, respectively). (“2009 Additional Restructurings”)	25,115	—		50,615	—

2009 transaction costs associated with completed and pending acquisitions expensed in accordance with the adoption of the new business combination accounting standard ($8 million and $11 million pre-tax for the three and nine months ended October 2, 2009) and fair value adjustments to recorded inventory and deferred revenue balances related to 2009 acquisitions ($7 million and $11 million pre-tax for the three months and nine months ended October 2, 2009) and 2008 acquisitions ($13 million & $53 million pre-tax for the three months and nine months ended September 26, 2008, respectively). (“Acquisition Related Costs”)

	12,697	9,727		17,517	39,315

Gain on intellectual property litigation settlement with Align Technology, Inc. ($85 million pre-tax for both the three and nine months ended October 2, 2009, respectively). (“Align Settlement Gain”)	(53,412)	—		(53,412)	—

Gains from net reduction in income tax reserves and discrete tax benefits (“Discrete Income Tax Items”)	(36,729)	(149)		(97,229)	(8,364)

Adjusted Net Earnings (Non-GAAP)	$299,034	$381,570	-21.6%	$802,260	$1,042,896	-23.1%

Adjusted Diluted Net Earnings per Share

Diluted Net Earnings Per Share (GAAP)	$1.05	$1.11	-5.4%	$2.66	$3.03	-12.2%

2009 Additional Restructurings	0.07	—		0.15	—

Acquisition Related Costs	0.04	0.03		0.05	0.12

Align Settlement Gain	(0.16)	—		(0.16)	—

Discrete Income Tax Items	(0.11)	—		(0.29)	(0.03)

Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.89	$1.14	-21.9%	$2.41	$3.12	-22.8%

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

Core Sales Growth

Components of Sales Growth	Three Months Ended October 2, 2009 vs. Comparable 2008 Period	Nine Months Ended October 2, 2009 vs. Comparable 2008 Period
Core (non-GAAP)	-14.0%	-13.0%
Acquisitions (non-GAAP)	1.5%	2.0%
Impact of currency translation (non-GAAP)	-2.0%	-4.5%

Total Sales Growth (GAAP)	-14.5%	-15.5%

Free Cash Flow

	Three Months Ended October 2, 2009	Nine Months Ended October 2, 2009
Operating Cash Flow (GAAP)	$503,148	$1,305,492
Less: Purchases of Property, Plant and Equipment	(31,471)	(115,414)

Free Cash Flow (Non-GAAP)	471,677	1,190,078
Net Income (GAAP)	351,363	884,769

Free Cash Flow to Net Income Conversion Ratio (Non-GAAP)	134%	135%

General

We believe that the non-GAAP measures set forth above, when viewed with and reconciled to the corresponding GAAP measures, provide additional understanding of Danaher’s performance and help identify underlying trends in Danaher’s business. The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures. A general limitation of these non-GAAP measures is that use of these measures (as compared to the related GAAP measures) may reduce comparability with other companies who may define or calculate similar non-GAAP measures differently. Danaher management compensates, and believes that investors should compensate, for the limitations of these measures by also considering Danaher’s financial performance as determined in accordance with GAAP.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

We use the term adjusted net earnings and adjusted diluted net earnings per share (on an actual and/or forecasted basis) to refer to GAAP earnings per share, excluding the items above. These items have been excluded from the non-GAAP measures because items of this nature and/or size occur with inconsistent frequency, for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. We believe that these measures reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, help us and our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. We use these measures, and believe that investors use these measures, to (1) generally assess the performance of our operating model, including assessing Danaher’s performance against prior period performance, forecasted performance and/or peer company performance, (2) forecast financial results for future periods, (3) identify trends in Danaher’s performance, and (4) value Danaher. Danaher’s management also uses these measures in making decisions about internal budgets, resource allocation and financial goals for its business units. A particular limitation of these non-GAAP measures is that they exclude charges or gains that can significantly affect Danaher’s results of operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict).

Core Revenue and Core Revenue Growth/Decline

We use the term “core revenue” to refer to GAAP revenue from (1) existing businesses and (2) acquired businesses starting from and after the first anniversary of the acquisition, but in both cases excluding the effect of foreign currency translation. We use the related term “core revenue growth/decline” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. We exclude the effect of foreign currency translation from these measures because foreign currency translation is not completely under management’s control, is subject to volatility and can therefore obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and makes comparisons of long-term performance difficult. We believe that these measures reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, help us and our investors to better identify and understand underlying growth trends in our business, and facilitate easier comparisons of our results of operations with prior and future periods and to our peers. We use these measures, and believe that investors use these measures, to help gauge Danaher’s long-term growth prospects and to value Danaher. A particular limitation of these non-GAAP measures is that they exclude items that can significantly affect Danaher’s revenues and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict).

Free Cash Flow and Free Cash Flow to Net Income Conversion Ratio

We use the term “free cash flow” to refer to GAAP operating cash flow less purchases of property, plant and equipment. We use the related term “free cash flow to net income conversion ratio” to refer to free cash flow divided by GAAP net income. We believe that these measures reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, helps us and our investors to better understand Danaher’s ability to generate cash without external financings. We use these measures, and believe investors use these measures, to help gauge the resources available for strategic opportunities such as making acquisitions, investing in the business and strengthening the balance sheet, and to assess the strength of Danaher’s earnings performance. In addition, management uses these measures in making operating decisions, allocating financial resources and for budget planning purposes. A particular limitation of these non-GAAP measures is that they do not take into account the Company’s debt service requirements and other non-discretionary expenditures and therefore are not necessarily indicative of amounts of cash that may be available for discretionary uses.